Exhibit 99.1

ADIENT

PRESS RELEASE

Nov. 10, 2021

Adient reports Q4 and full-year 2021 financial results

A turbulent production environment (driven by semiconductor supply chain disruptions) and rising commodity prices continue to have a significant impact on the company's near-term results

- Q4 GAAP net income and EPS diluted of $960M and $10.02, respectively (primarily driven by one-time gains arising from the strategic China transaction); Q4 Adj.-EPS diluted of $(0.24)
- Q4 Adj.-EBITDA of $118M, down $169M y-o-y (Q4 Adj.-EBITDA impacted by lower y-o-y global vehicle production and related temporary operating inefficiencies)
- Cash and cash equivalents of $1,521M at Sept. 30, 2021
- Adient closed its previously announced transactions in China, strategically transforming its business
- Adient's FY22 earnings and cash flow are expected to be pressured by persistent macro headwinds impacting the industry

FY 2021 Q4 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME (LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	**$2,771M**	**$1,170M**	**$960M**	**$10.02**
vs. Q4 20	(23) %	NM	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME (LOSS) attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$43M**	**$118M**	**$(23)M**	**$(0.24)**
vs. Q4 20	(78) %	(59) %	NM	NM

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM — Not a meaningful comparison

FY 2021 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME (LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	**$13,680M**	**$1,726M**	**$1,108M**	**$11.58**
vs. FY 2020	8 %	NM	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$596M**	**$917M**	**$199M**	**$2.08**
vs. FY 2020	64 %	36 %	NM	NM

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM — Not a meaningful comparison

IMPROVING THE BUSINESS AND DELIVERING RESULTS DESPITE A TURBULENT PRODUCTION ENVIRONMENT

FY21 can best be described as a year of two distinctively different halves. In the first half of FY21, Adient delivered significant y-o-y earnings and margin improvement, driven by the company's focus on launch, cost/operational improvement and customer profitability management. As the company exited its second quarter, significant macro pressures, including numerous unplanned production stoppages at Adient's customers (primarily related to petrochemical and semiconductor supply chain disruptions) and rising commodity costs, began to impact the industry and Adient's second half FY21 results.

In Q4FY21, as the turbulent production environment persisted, the company's Adj. EBITDA was $118M, down $169M or (59) % compared to Q4FY20. Despite significant macro headwinds in H2FY21, Adient remained resilient. The company continued to drive operational improvements while executing actions to enable future success such as closing the China strategic transactions and progressing its balance sheet transformation. Although headwinds are expected to persist throughout FY22, Adient is committed to executing its improvement plan to ensure it is well positioned for sustained success.

STRONG CASH BALANCE DRIVING DEBT REPAYMENT

Adient's cash and cash equivalents totaled $1.5B at Sept. 30, 2021. Throughout fiscal 2021, Adient's strong cash balance, coupled with the proceeds from its strategic transformation in China (total net proceeds expected of ~$1.4B) enabled the company to significantly advance its capital structure transformation (approximately $840M of voluntary debt paydown executed in FY21). Adient will continue to prioritize its capital allocation towards debt paydown until the company reaches its target leverage threshold (1.5x-2.0x net debt/EBITDA). Further voluntary paydown expected as Adient progresses through FY2022 using cash on the balance sheet and final proceeds from the China transactions.

ADIENT STRATEGICALLY TRANSFORMS ITS CHINA BUSINESS

On Sept. 30, 2021, Adient closed previously announced transactions, strategically transforming its business in China. Among other actions, the company terminated its YFAS joint venture and acquired YFAS's 50 % equity interest in Chongqing Yanfeng Adient Automotive Components Co., Ltd. (CQYFAS) and 100 % equity interest in Yanfeng Adient (Langfang) Seating Co., Ltd. These moves enable Adient to drive its strategy in China independently, which is expected to result in a variety of benefits, including capturing growth in profitable segments; improving the integration of the company's China operations; and allowing for more certain value realization relative to status quo, where cash and value were generated from dividends at entities not in Adient's control. Including the impact of currency hedges executed post-announcement and other provisions contained in the agreement (i.e., ability to consolidate the cash balance at CQYFAS), net proceeds collected at closing totaled $695M, and final proceeds of about $625M are expected prior to calendar year-end. Subsequent to the quarter, Adient's joint venture partner in CQYFAS, Chongqing Boxun Industrial Co., Ltd. (Boxun), exercised its put right to sell its 25 % interest in CQYFAS to Adient. The put right price is ~$125M. Upon closing, which is expected in the first half of fiscal 2022, Adient would own 100 % of CQYFAS. Click here for the full closing release.

Adient Q4 FY2021 Earnings Report | Page 1

“Despite facing challenges in FY21 from a volatile production environment and lingering effects of the pandemic, Adient continued to move the company forward. Our focus on improving the business and completing a number of significant strategic actions leaves us well-positioned for sustained success in the years ahead.”

— Doug Del Grosso, President and CEO

SEGMENT RESULTS (ADJUSTED EBITDA*)

	Americas		EMEA		Asia	
	FY 2021	FY 2020	**FY 2021**	FY 2020	**FY 2021**	FY 2020
	$232M	$228M	**$277M**	$101M	**$486M**	$424M
	Q4 21	Q4 20	**Q4 21**	Q4 20	**Q4 21**	Q4 20
	$13M	$111M	**$0M**	$84M	**$122M**	$113M

Americas: For the quarter, the y-o-y decrease was driven by significantly lower volume and temporary operating inefficiencies (resulting from persistent and widespread supply chain disruptions), increased freight and commodity costs and the reversal of temporary benefits recognized in Q4 FY20 that did not repeat. These negative influences were partially offset by improved business performance and lower SG&A costs.

EMEA: For the quarter, the y-o-y decrease was driven by significantly lower volume and temporary operating inefficiencies (resulting from persistent and widespread supply chain disruptions), increased freight and commodity costs and the reversal of temporary benefits recognized in Q4 FY20 that did not repeat. These negative influences were partially offset by lower SG&A costs.

Asia: For the quarter, the y-o-y increase was primarily driven by improved volume and mix, improved business performance and the positive impact of fx. These benefits were partially offset by temporary operating inefficiencies (resulting from persistent and widespread supply chain disruptions), increased freight costs and lower equity income (impacted by portfolio adjustments executed in FY21 and lower volumes)

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adjusted-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	Q4 21	Q4 20	**FY 2021**	FY 2020
OPERATING CASH FLOW	**$(102)M**	$518M	**$260M**	$246M
CAPITAL EXPENDITURES	**$(74)M**	$(68)M	**$(260)M**	$(326)M
FREE CASH FLOW	**$(176)M**	$450M	**$0M**	$(80)M

	9/30/21	9/30/20
CASH & CASH EQUIVALENTS	**$1,521M**	$1,692M
TOTAL DEBT	**$3,696M**	$4,307M
NET DEBT	**$2,175M**	$2,615M

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

“Adient made significant progress towards transforming its balance sheet in FY21 with the execution of ~$840M of voluntary debt paydown. We expect additional debt repayments in FY22, underpinned by the proceeds collected from our China strategic transactions, positioning the company to achieve its target leverage threshold.”

— Jeff Stafeil, Executive Vice President and Chief Financial Officer

Q4 KEY OPERATING METRICS

		Q4 21	**Q4 20**	
SALES	CONSOLIDATED	**$2,771M**	$3,597M	Q4 FY21 sales impacted by significantly lower y-o-y global vehicle production volumes (related to semiconductor / supply chain disruptions)
SALES	UNCONSOLIDATED	**$2,015M**	$2,219M	Q4 FY21 unconsolidated sales impacted by lower y-o-y global vehicle production volumes, partially offset by mix
	ADJUSTED EQUITY INCOME*	**$85M**	$88M	Q4 FY21 equity income impacted by portfolio actions executed and lower industry volumes partially offset by improved business performance
	ADJUSTED INTEREST EXPENSE	**$49M**	$67M	In-line with company expectations given Adient’s debt and cash position
	ADJUSTED EFFECTIVE TAX RATE *	**NM**	0.7 %	Adjusted effective tax rate not meaningful in Q4 FY21 given the impact of the company’s significant valuation allowances in certain jurisdictions

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix.

Adient Q4 FY2021 Earnings Report | Page 2

LOOKING FORWARD

Persistent macro headwinds (primarily supply chain disruptions and inflationary pressures such as commodities, freight, energy, etc.) are expected to have a significant impact on the industry and Adient in FY22. Adient expects this will affect both earnings and cash flow in FY22 since the magnitude of these headwinds modestly offset the company's proactive actions to lessen their impact. Vehicle production is expected to provide a moderate tailwind as global production schedules are forecast to be relatively flat y-o-y. Despite the challenging operating environment, efforts to de-risk the balance sheet through voluntary debt paydown will continue, supported by cash on the balance sheet and final proceeds from the China transactions.

FY22 outlook - key financial metrics

- **Consolidated sales** of ~$14.8B
- **Interest expense** of ~$150M
- **Cash tax** ~$80M
- **Capital expenditures** ~$300M - $325M

Metrics influenced by more certain planning assumptions

- Consolidated sales of ~$14.8B (based on Oct. IHS forecast); total sales (consolidated plus non-consolidated) expected to outpace global vehicle production by ~400 bps
- Interest expense forecast at ~$150M (reflects ~$1B of debt repayments planned in FY22)
- Cash taxes forecast at ~$80M
- Capital expenditures forecast between $300M - $325M (primarily driven by customer launch plans)

Given the backdrop of the current operating environment (i.e., persistent and widespread supply chain disruptions, limited visibility of customer production schedules, volatility of input costs) providing full year fiscal 2022 guidance for Adj.-EBITDA, equity income and free cash flow with reasonable confidence is not possible at this time

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With approximately 75,000 employees in 33 countries, Adient operates 208 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient's expertise spans every step of the automotive seat-making process. Adient's integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into more than 20 million vehicles every year. For more information on Adient, please visit **www.adient.com**.

INVESTOR CONTACT

Mark Oswald
Vice President, Investor Relations
+1 734 254 3372
mark.a.oswald@adient.com

MEDIA CONTACT

Mary Kay Dodero
Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

Creating a sustainable future
together

Adient Q4 FY2021 Earnings Report | Page 3

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for the recently completed strategic transactions in China and its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: whether recently completed strategic transactions in China and deleveraging activities may yield additional value for shareholders at all or on the same or different terms as those described herein, the timing, benefits and outcomes of the strategic transactions in China and / or the activities relating to our capital structure, the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties, the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, the ability of Adient to execute its turnaround plan, work stoppages, including due to supply chain disruptions and similar events, energy and commodity (particularly steel) prices, the availability of raw materials (including petrochemicals) and component products (including components required by our customers for the manufacture of vehicles (i.e., semiconductor chips)), automotive vehicle production levels, mix and schedules, as well as our concentration of exposure to certain automotive manufacturers, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to meet debt service requirements, the terms of future financing, the impact of tax reform legislation, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, general economic and business conditions, the strength of the U.S. or other economies, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, global climate change and related emphasis on ESG matters by various stakeholders, currency exchange rates and cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 30, 2020, Quarterly Report on Form 10-Q for the Quarterly Period ended December 31, 2020, filed with the SEC on February 5, 2021, Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2021 filed with the SEC on May 6, 2021, Quarterly Report on Form 10-Q for the Quarterly Period ended June 30, 2021 filed with the SEC on August 5, 2021 and in subsequent reports filed with or furnished to the SEC, available at www.sec. gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2022 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Adient Q4 FY2021 Earnings Report | Page 4

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2021	2020	2021	2020
Net sales	$2,771	$3,597	$13,680	$12,670
Cost of sales	2,734	3,352	12,854	12,078
Gross profit	37	245	826	592
Selling, general and administrative expenses	104	151	537	558
(Gain) loss on business divestitures - net	26	(12)	26	13
Restructuring and impairment costs	1	135	21	238
Equity income (loss)	1,264	79	1,484	22
Earnings (loss) before interest and income taxes	1,170	50	1,726	(195)
Net financing charges	55	64	311	220
Other pension expense (income)	(16)	19	(24)	14
Income (loss) before income taxes	1,131	(33)	1,439	(429)
Income tax provision (benefit)	159	(18)	249	57
Net income (loss)	972	(15)	1,190	(486)
Income attributable to noncontrolling interests	12	21	82	61
Net income (loss) attributable to Adient	$960	$(36)	$1,108	$(547)

Diluted earnings (loss) per share	$10.02	$(0.38)	$11.58	$(5.83)

Shares outstanding at period end	94.4	93.9	94.4	93.9
Diluted weighted average shares	95.8	93.9	95.7	93.8

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	September 30,
(in millions)	2021	2020
Assets
Cash and cash equivalents	$1,521	$1,692
Accounts receivable - net	1,426	1,641
Inventories	960	685
Assets held for sale	49	43
Other current assets	1,113	421
Current assets	5,069	4,482

Property, plant and equipment - net	1,607	1,581
Goodwill	2,212	2,057
Other intangible assets - net	555	443
Investments in partially-owned affiliates	335	707
Assets held for sale	25	27
Other noncurrent assets	959	964
Total assets	$10,762	$10,261

Liabilities and Shareholders' Equity
Short-term debt	$184	$210
Accounts payable and accrued expenses	2,502	2,553
Liabilities held for sale	16	46
Other current liabilities	792	1,010
Current liabilities	3,494	3,819

Long-term debt	3,512	4,097
Other noncurrent liabilities	798	767
Redeemable noncontrolling interests	240	43
Shareholders' equity attributable to Adient	2,376	1,213
Noncontrolling interests	342	322
Total liabilities and shareholders' equity	$10,762	$10,261

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2021	2020	2021	2020
Operating Activities
Net income (loss) attributable to Adient	$960	$(36)	$1,108	$(547)
Income attributable to noncontrolling interests	12	21	82	61
Net income (loss)	972	(15)	1,190	(486)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	75	81	285	295
Amortization of intangibles	16	10	45	37
Pension and postretirement benefit expense (benefit)	(15)	21	(16)	23
Pension and postretirement contributions, net	(5)	2	(23)	(19)
Equity in earnings of partially-owned affiliates, net of dividends received	(62)	(61)	44	24
(Gain) on sale / impairment of nonconsolidated partially owned affiliate	(1,181)	9	(1,214)	231
Premium and transaction costs paid on repurchase of debt	—	—	50	—
Retrospective recoveries of Brazil indirect tax credits	—	—	(38)	—
Derivative loss on the 2021 Yanfeng Transaction	6	—	30	—
Deferred income taxes	45	(20)	40	(33)
Non-cash restructuring and impairment charges	—	26	11	53
Loss (gain) on divestitures - net	26	(12)	26	13
Equity-based compensation	—	7	36	15
Other	5	14	21	24
Changes in assets and liabilities:
Receivables	288	(516)	483	190
Inventories	(88)	62	(246)	78
Other assets	145	63	82	140
Restructuring reserves	(18)	(20)	(136)	(80)
Accounts payable and accrued liabilities	(263)	884	(405)	(251)
Accrued income taxes	(48)	(17)	(5)	(8)
Cash provided (used) by operating activities	(102)	518	260	246
Investing Activities
Capital expenditures	(74)	(68)	(260)	(326)
Sale of property, plant and equipment	7	10	30	15
Settlement of derivatives	(12)	—	(12)	10
Acquisition of businesses, net of cash acquired	60	—	(211)	—
Business divestitures	713	499	785	499
Changes in long-term investments	—	—	—	(37)
Loans to affiliates	—	—	15	—
Other	—	5	—	5
Cash provided (used) by investing activities	694	446	347	166
Financing Activities
Increase (decrease) in short-term debt	(41)	(180)	(5)	(16)
Increase (decrease) in long-term debt	—	—	214	600
Repayment of long-term debt	(5)	(102)	(895)	(108)
Debt financing costs	—	—	(8)	(10)
Dividends paid to noncontrolling interests	(3)	(4)	(69)	(71)
Other	(3)	—	(7)	(2)
Cash provided (used) by financing activities	(52)	(286)	(770)	393
Effect of exchange rate changes on cash and cash equivalents	(4)	(15)	8	(34)
Increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	536	663	(155)	771
Less: Cash classified within current assets held for sale	(15)	(3)	(16)	(3)
Increase (decrease) in cash and cash equivalents	$521	$660	$(171)	$768

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2021	2020	2021	2020
Net Sales
Americas	$1,343	$1,796	$6,164	$5,889
EMEA	996	1,398	5,564	5,148
Asia	465	460	2,123	1,822
Eliminations	(33)	(57)	(171)	(189)
Total net sales	$2,771	$3,597	$13,680	$12,670

Appendix

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2021	2020	2021	2020
Adjusted EBITDA
Americas	$13	$111	$232	$228
EMEA	—	84	277	101
Asia	122	113	486	424
Corporate-related costs (1)	(17)	(21)	(78)	(80)
Restructuring and impairment costs (2)	(1)	(135)	(21)	(238)
Purchase accounting amortization (3)	(18)	(10)	(50)	(40)
Restructuring related charges (4)	(3)	(3)	(9)	(20)
Gain (loss) on business divestitures - net (5)	(26)	12	(26)	(13)
Gain on sale / (impairment) of nonconsolidated partially-owned affiliates (9)	1,181	(9)	1,214	(231)
Stock based compensation	—	(7)	(36)	(15)
Depreciation	(75)	(81)	(285)	(295)
Other items (6)	(6)	(4)	22	(16)
Earnings (loss) before interest and income taxes	1,170	50	1,726	(195)
Net financing charges	(55)	(64)	(311)	(220)
Other pension income (expense)	16	(19)	24	(14)
Income (loss) before income taxes	$1,131	$(33)	$1,439	$(429)

Refer to the Footnote Addendum for footnote explanations.

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2021	2020	2021	2020
Income available to shareholders
Net income (loss) attributable to Adient	$960	$(36)	$1,108	$(547)

Weighted average shares outstanding
Basic weighted average shares outstanding	94.4	93.9	94.2	93.8
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	1.4	—	1.5	—
Diluted weighted average shares outstanding	95.8	93.9	95.7	93.8

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted earnings per share, which for the three and twelve months ended September 30, 2020 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
•	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. Adjusted EBITDA excluding adjusted equity income, each as defined herein, is also presented.
•	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.
•	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.
•	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
•	Free cash flow is defined as cash provided by operating activities less capital expenditures.
•	Net debt is calculated as gross debt (short-term and long-term) less cash and cash equivalents.

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended September 30,
	2021			2020
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$2,771	$—	$2,771	$3,597	$—	$3,597
Cost of sales (7)	2,734	(5)	2,729	3,352	(4)	3,348
Gross profit	37	5	42	245	4	249
Selling, general and administrative expenses (8)	104	(20)	84	151	(13)	138
(Gain) loss on business divestitures - net (5)	26	(26)	—	(12)	12	—
Restructuring and impairment costs (2)	1	(1)	—	135	(135)	—
Equity income (loss) (9)	1,264	(1,179)	85	79	9	88
Earnings (loss) before interest and income taxes (EBIT)	1,170	(1,127)	43	50	149	199

Memo accounts:
Depreciation			75			81
Equity based compensation costs			—			7
Adjusted EBITDA			$118			$287

Net financing charges (10)	55	(6)	49	64	3	67
Other pension expense (income) (11)	(16)	14	(2)	19	(21)	(2)
Income (loss) before income taxes	1,131	(1,135)	(4)	(33)	167	134
Income tax provision (benefit) (12)	159	(154)	5	(18)	19	1
Net income (loss) attributable to Adient	960	(983)	(23)	(36)	145	109
Diluted earnings (loss) per share	10.02	(10.26)	(0.24)	(0.38)	1.53	1.15
Diluted weighted average shares	95.8	(1.4)	94.4	93.9	0.5	94.4

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Twelve Months Ended September 30,
	2021			2020
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$13,680	$—	$13,680	$12,670	$—	$12,670
Cost of sales (7)	12,854	27	12,881	12,078	(10)	12,068
Gross profit	826	(27)	799	592	10	602
Selling, general and administrative expenses (8)	537	(63)	474	558	(54)	504
(Gain) loss on business divestitures - net (5)	26	(26)	—	13	(13)	—
Restructuring and impairment costs (2)	21	(21)	—	238	(238)	—
Equity income (loss) (9)	1,484	(1,213)	271	22	243	265
Earnings (loss) before interest and income taxes (EBIT)	1,726	(1,130)	596	(195)	558	363

Memo accounts:
Depreciation			285			295
Equity based compensation costs			36			15
Adjusted EBITDA			$917			$673

Net financing charges (10)	311	(93)	218	220	3	223
Other pension expense (income) (11)	(24)	15	(9)	14	(23)	(9)
Income (loss) before income taxes	1,439	(1,052)	387	(429)	578	149
Income tax provision (benefit) (12)	249	(150)	99	57	27	84
Net income (loss) attributable to Adient	1,108	(909)	199	(547)	543	(4)
Diluted earnings (loss) per share	11.58	(9.50)	2.08	(5.83)	5.79	(0.04)
Diluted weighted average shares	95.7	—	95.7	93.8	—	93.8

Appendix

Segment Performance:

	Three months ended September 30, 2021
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,343	$996	$465	$(33)	$2,771

Adjusted EBITDA	$13	$—	$122	$(17)	$118

Adjusted EBITDA margin	1.0%	—%	26.2%	N/A	4.3%

	Three months ended September 30, 2020
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,796	$1,398	$460	$(57)	$3,597

Adjusted EBITDA	$111	$84	$113	$(21)	$287

Adjusted EBITDA margin	6.2%	6.0%	24.6%	N/A	8.0%

	Twelve months ended September 30, 2021
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$6,164	$5,564	$2,123	$(171)	$13,680

Adjusted EBITDA	$232	$277	$486	$(78)	$917

Adjusted EBITDA margin	3.8%	5.0%	22.9%	N/A	6.7%

	Twelve months ended September 30, 2020
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$5,889	$5,148	$1,822	$(189)	$12,670

Adjusted EBITDA	$228	$101	$424	$(80)	$673

Adjusted EBITDA margin	3.9%	2.0%	23.3%	N/A	5.3%

The following table presents adjusted EBITDA excluding adjusted equity income:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2021	2020	2021	2020
Adjusted EBITDA	$118	$287	$917	$673

Adjusted Equity Income	85	88	271	265

Adjusted EBITDA Excluding Adjusted Equity Income	$33	$199	$646	$408
% of Sales	1.2%	5.5%	4.7%	3.2%

Appendix

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended September 30,
	2021			2020
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$1,131	$159	14.1%	$(33)	$(18)	54.5%
Adjustments (12)	(1,135)	(154)	13.6%	167	19	11.4%
As adjusted	$(4)	$5	N/M	$134	$1	0.7%

	Twelve Months Ended September 30,
	2021			2020
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	1,439	$249	17.3%	$(429)	$57	(13.3)%
Adjustments (12)	(1,052)	(150)	14.3%	578	27	4.7%
As adjusted	$387	$99	25.6%	$149	$84	56.4%

* Measure not meaningful.

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2021	2020	2021	2020
Net income (loss) attributable to Adient	$960	$(36)	$1,108	$(547)
Restructuring and impairment costs (2)	1	135	21	238
Purchase accounting amortization (3)	18	10	50	40
Restructuring related charges (4)	3	3	9	20
(Gain) loss on business divestitures - net (5)	26	(12)	26	13
Pension mark-to-market and settlement gain/loss (11)	(14)	21	(15)	23
(Gain) on sale / impairment of nonconsolidated partially-owned affiliates (9)	(1,181)	9	(1,214)	231
Interest accretion on long-term receivable (10)	—	—	(6)	—
Gain on partial extinguishment of long-term debt (10)	—	(3)	—	(3)
Write off of deferred financing charges upon repurchase of debt (10)	—	—	20	—
Derivative loss on Yanfeng transaction	6	—	30	—
Premium paid on repurchase of debt	—	—	49	—
Other items (6)	6	4	(22)	16
Impact of adjustments on noncontrolling interests (13)	(2)	(3)	(7)	(8)
Tax impact of above adjustments and other tax items (12)	154	(19)	150	(27)
Adjusted net income (loss) attributable to Adient	$(23)	$109	$199	$(4)

Refer to the Footnote Addendum for footnote explanations

Appendix

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
Diluted earnings (loss) per share as reported	$10.02	$(0.38)	$11.58	$(5.83)
Restructuring and impairment costs (2)	0.01	1.43	0.22	2.54
Purchase accounting amortization (3)	0.19	0.11	0.52	0.43
Restructuring related charges (4)	0.03	0.03	0.09	0.21
(Gain) loss on business divestitures - net (5)	0.27	(0.13)	0.27	0.14
Pension mark-to-market and settlement gain/loss (11)	(0.15)	0.22	(0.16)	0.25
(Gain) on sale / impairment of nonconsolidated partially-owned affiliates (9)	(12.32)	0.10	(12.68)	2.46
Interest accretion on long-term receivable (10)	—	—	(0.06)	—
Gain on partial extinguishment of long-term debt (10)	—	(0.03)	—	(0.03)
Write off of deferred financing charges upon repurchase of debt (10)	—	—	0.21	—
Derivative loss on Yanfeng transaction	0.06	—	0.31	—
Premium paid on repurchase of debt	—	—	0.51	—
Other items (6)	0.06	0.04	(0.23)	0.17
Impact of adjustments on noncontrolling interests (13)	(0.02)	(0.03)	(0.07)	(0.09)
Tax impact of above adjustments and other tax items (12)	1.61	(0.21)	1.57	(0.29)
Adjusted diluted earnings (loss) per share	$(0.24)	$1.15	$2.08	$(0.04)

The following table presents calculations of net debt:

	September 30,
(in millions, except net leverage)	2021	2020
Cash	$1,521	$1,692
Total debt	3,696	4,307
Net debt	$2,175	$2,615

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2021	2020	2021	2020
Operating cash flow	$(102)	$518	$260	$246
Capital expenditures	(74)	(68)	(260)	(326)
Free cash flow	$(176)	$450	$—	$(80)

Appendix

The following table reconciles adjusted EBITDA to Free cash flow:

	FY21		FY20
(in millions)	Q4	YTD	Q4	YTD
Adjusted EBITDA	$118	$917	$287	$673
(+/-) Net equity in earnings	(62)	44	(61)	12
(-) Restructuring (cash)	(24)	(151)	(23)	(93)
(+/-) Net Customer Tooling	3	13	4	18
(+/-) Trade Working Capital (Net AR/AP + Inventory)	(17)	20	204	(180)
(+/-) Accrued Compensation	(27)	8	28	(14)
(-) Interest paid	(55)	(239)	(59)	(207)
(+/-) Tax refund/taxes paid	(26)	(78)	(19)	(98)
(+/-) Non-income related taxes (VAT)	(15)	(88)	61	104
(+/-) Commercial settlements	4	(83)	68	49
(+/-) Other	(1)	(103)	28	(18)
Operating cash flow	(102)	260	518	246
Capital expenditures	(74)	(260)	(68)	(326)
Free cash flow	$(176)	$—	$450	$(80)

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 and one-time asset impairments, as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2021	2020	2021	2020
Restructuring charges	$(1)	$(109)	$(13)	$(185)
Held for sale and other asset adjustments	—	(26)	(8)	(26)
Futuris China intangible assets impairment	—	—	—	(27)
	$(1)	$(135)	$(21)	$(238)

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 along with restructuring costs at partially owned affiliates recorded within equity income.

(5) (Gain) loss on business divestitures include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2021	2020	2021	2020
Adient Aerospace deconsolidation	$—	$—	$—	$(4)
Sale of RECARO business	—	—	—	(21)
Sale of certain non-core China business	(5)	—	(5)	—
Gain associated with the 2020 Yanfeng Transaction	—	12	—	12
Loss associated with the 2021 Yanfeng Transaction	(21)	—	(21)	—
	$(26)	$12	$(26)	$(13)

(6) Other items include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2021	2020	2021	2020
Transaction costs	$(6)	$(4)	$(19)	$(15)
Brazil indirect tax recoveries	—	—	36	—
Tax adjustments at YFAI	—	—	—	(1)
Gain on previously held interest at YFAS in an affiliate	—	—	5	—
	$(6)	$(4)	$22	$(16)

Appendix

(7) The adjustments to cost of sales include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2021	2020	2021	2020
Purchase accounting amortization	$(1)	$(1)	$(1)	$(1)
Restructuring related charges	(4)	(3)	(8)	(9)
Brazil indirect tax recoveries	—	—	36	—
	$(5)	$(4)	$27	$(10)

(8) The adjustments to selling, general and administrative costs include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2021	2020	2021	2020
Purchase accounting amortization	$(15)	$(9)	$(44)	$(36)
Restructuring related charges	1	—	—	(3)
Transaction costs	(6)	(4)	(19)	(15)
	$(20)	$(13)	$(63)	$(54)

(9) The adjustments to equity income include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2021	2020	2021	2020
Purchase accounting amortization	$2	$—	$5	$3
Gain on previously held interest at YFAS in an affiliate	—	—	(5)	—
Restructuring related charges	—	—	1	8
(Gain) on sale / impairment of nonconsolidated partially-owned affiliates	(1,181)	9	(1,214)	231
Tax adjustments at YFAI	—	—	—	1
	$(1,179)	$9	$(1,213)	$243

(10) The adjustments to net financing charges include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2021	2020	2021	2020
Interest accretion on long-term receivable	$—	$—	$6	$—
Premium paid on repurchase of debt	—	—	(49)	—
Write off of deferred financing charges upon repurchase of debt	—	—	(20)	—
Derivative loss on Yanfeng transaction	(6)	—	(30)	—
Gain on partial extinguishment of long-term debt	—	3	—	3
	$(6)	$3	$(93)	$3

Appendix

(11) The adjustments to other pension expense (income) include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2021	2020	2021	2020
Mark-to-market adjustments	$14	$(22)	$15	$(22)
One-time settlement and curtailment gain (loss)	—	1	—	(1)
	$14	$(21)	$15	$(23)

(12) The adjustments to income tax provision (benefit) include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2021	2020	2021	2020
Tax rate change	$—	$—	$—	$1
Brazil indirect tax recoveries	—	—	(12)	—
Valuation allowances	(22)	(5)	(22)	(5)
Withholding tax adjustments	2	—	13	—
Sale of fabrics business	—	3	—	3
(Gain) on sale / (impairment) of nonconsolidated partially-owned affiliates	(133)	12	(138)	16
Benefits associated with restructuring and impairment charges	—	2	—	7
Other reconciling items	(1)	7	9	5
	$(154)	$19	$(150)	$27

(13) Reflects the impacts of adjustments, primarily purchase accounting amortization and changes in income tax rates, on noncontrolling interests.